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                                    EXHIBIT D
                             JOINT FILING AGREEMENT


          The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Zurich Reinsurance Centre Holdings, Inc. dated January 13, 1997 and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:   January 13, 1997           ZURICH CENTRE INVESTMENTS
                                    LIMITED


                                    By: /s/ Thomas Gleeson
                                       Name: Thomas Gleeson
                                       Title: Vice President


Dated:   January 13, 1997           ZURICH INSURANCE COMPANY


                                    By: /s/ M. Landolt
                                       Name: M. Landolt
                                       Title: Office of the Chairman


                                    By: /s/ M. Machler-Erne
                                       Name: M. Machler-Erne
                                       Title: Corporate Legal Advisor


Dated:   January 13, 1997           ZURICH INTERNATIONAL
                                    (BERMUDA) LTD.


                                    By: /s/ Michael R. Deevy
                                       Name: Michael R. Deevy
                                       Title: Vice President & C.O.O.




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